                                                                      Exhibit 99
                                                                      ----------


                                                                         Peritus

                                                                 C R E A T I V E
                                                             E X C E L L E N C E
                                                            I N  S O F T W A R E
                                                               E V O L U T I O N

CONTACT:    Allen K. Deary                   Jaqueline Crowley
            Peritus Software Services, Inc.  Peritus Software Services, Inc.
            978/670-0800                     978/670-2500
            fax:  978/262-9948               fax:  978/670-1172
            Internet: adeary@peritus.com     Internet: jcrowley@peritus.com


                PERITUS SOFTWARE SERVICES, INC. REPORTS RESULTS
            FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 1997,
                  THE ACQUISITION OF MILLENNIUM DYNAMICS, INC.
                         AND CERTAIN MANAGEMENT CHANGES


BILLERICA, Mass., October 22, 1997 -- Peritus Software Services, Inc. (NASDAQ:PTUS) today announced results for the three months and nine months ended September 30, 1997, the acquisition of Millennium Dynamics, Inc. and certain management changes.

For the three months ended September 30, 1997, revenue increased to $9,852,000, up 75% from revenue of $5,645,000 in the comparable period in 1996. Net income totaled $1,166,000, or pro forma $0.07 per share, up from a loss of $206,000 in the comparable period in 1996.

For the nine months ended September 30, 1997, revenue increased to $26,693,000, up 131% from revenue of $11,553,000 in the comparable period in 1996. Net income totaled $2,010,000, or pro forma $0.14 per share, up from a loss of $5,383,000 in the comparable period in 1996.

Douglas A. Catalano, President and COO of Peritus, stated "We are very pleased with our financial performance in the third quarter. We continued to grow revenue significantly over the comparable periods in 1996." Summarizing certain important developments for the quarter, Mr. Catalano noted: "During the third quarter we brought out an enhanced version of our AutoEnhancer/2000 logic correction product. We added three new value added integrators to our "Powered by Peritus" program. And we have recruited and hired a number of new people to the Peritus team providing more expertise and capability."

"In the third quarter we saw strength in both direct and indirect sales channels. Our value added integrators have acquired additional Line of Code usage based licenses

                                    -more-

Peritus Software Services, Inc.                           978.670.0800
304 Concord Road                                          Fax 978.670.1173
Billerica, MA 01821-3485                                  www.peritus.com

PERITUS REPORTS RESULTS FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 1997

which is an indication that they are experiencing increased demand and throughput in their factories," said Allen Deary, Chief Financial Officer of Peritus. Mr. Deary continued, "Investments made during late 1996 and early 1997 are also providing momentum on the bottom line. We completed much of our infrastructure development during the first half of 1997 and we are now seeing the benefits of these investments in improved earnings."

             ACQUISITION OF THE MILLENNIUM DYNAMICS, INC. BUSINESS

     Peritus also announced today that it has signed an agreement to acquire the assets and assume certain liabilities of Millennium Dynamics, Inc., a wholly-owned subsidiary of American Premier Underwriters, Inc. based in Cincinnati, Ohio. Peritus, with its AutoEnhancer/2000 family of products, has become a leading choice for the dedicated factory approach to solving the Year 2000 problem. Millennium Dynamics, with its Vantage YR2000 family of products, has become a leading mainframe-based and AS 400 renovation choice. The acquisition, which will be accounted for as a purchase, provides for the payment of $30 million in cash by Peritus and the issuance of up to 2,222,000 shares of Peritus common stock at the closing. Completion of the transaction is subject to regulatory approvals.

"Both companies were pioneers in solving the Year 2000 problem in their respective markets," said Doug Catalano, President and COO of Peritus. "Combining them is an outstanding opportunity from both strategic and tactical perspectives. Strategically, the combination of each company's products and services provides the most comprehensive set of choices for performing Year 2000 renovations. Tactically, combining the operations fulfills each company's growth plans by enhancing the expansion of R&D, marketing, sales, and distribution channels."

"In addition to the dedicated factory solution which is Peritus' strength, there is an enormous need for tools that can coexist on a client's mainframe and enable in-house IT managers to apply their domain knowledge and manpower to solving the Year 2000 problem," said Dominic Chan, Chairman of the Board at Peritus. "That is exactly the market that Millennium Dynamics addresses so well."

"The combined offerings of Peritus and Millennium Dynamics provide an expanded solution to the marketplace," said Tom Hayes, Chairman of the Board at Millennium Dynamics. "In addition, both companies have a number of development efforts under way including extended language technologies and platforms, test products, Euro currency conversion and other mass change products, and feature extensions to existing products. The combined development organizations will enhance product releases and leverage overall R&D efficiencies," he added.

                                    -more-
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                                                                          PAGE 3

PERITUS REPORTS RESULTS FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 1997

"The products, markets, cultures, technologies, and people fit well. We believe it is a positive step for the clients and the employees of the combined companies," said Allen Deary, Chief Financial Officer of Peritus.

                               MANAGEMENT CHANGES

In addition, it was announced today that Dominic K. Chan, the founder and Chairman of Peritus, will assume the role of Chief Technology Officer and has transitioned his role as Chief Executive Officer of the Company to Douglas A. Catalano. Mr. Catalano, currently the President and Chief Operating Officer of Peritus, will serve as the Company's President and Chief Executive Officer.

ABOUT PERITUS
Peritus provides software products and services that enable organizations to improve the productivity, quality, and effectiveness of their information technology ("IT") systems maintenance or "software evolution" functions. The Company's solutions, which employ software tools, methodologies and processes, are designed to automate the labor-intensive processes involved in conducting "mass change" and other software maintenance tasks. The Company licenses this software directly to end users as well as through consultants, systems integrators and distributors. The Company also provides software maintenance outsourcing services to large organizations that seek to enhance the productivity of their IT systems and application software maintenance functions.

                                     #####

This press release may contain certain forward-looking statements, which involve risks and uncertainties. The Company's actual results may differ materially from the results discussed in such statements. Certain factors that could cause actual results to differ materially from those discussed in such forward-looking statements include the risks described in the Company's Registration Statement on Form S-1 filed with the SEC in connection with its July 1997 initial public offering and Form 10-Q for the quarter ended June 30, 1997, which factors are incorporated herein by reference, as well as the operating difficulties and expenditures associated with acquisitions.

Peritus is a registered trademark, Automate:2000 is a registered servicemark, and AutoEnhancer/2000 is a trademark of Peritus Software Services, Inc. Vantage YR2000 is a trademark of Millennium Dynamics, Inc.

PERITUS REPORTS RESULTS FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 1997

                               PERITUS SOFTWARE SERVICES, INC.
                       CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                        (in thousands, except per share-related data)
                                         (unaudited)
                                                Three Months Ended     Nine Months Ended
                                                 September 30,           September 30,
                                                 -------------           -------------
                                                1996     1997            1996      1997
                                                ----     ----            ----      ----
Revenue:
 Outsourcing services.....................    $ 2,611   $ 2,979         $ 7,369   $ 8,542
 License..................................      2,424     5,157           2,469    13,944
 Other services...........................        610     1,716           1,715     4,207
                                              -------   -------         -------   -------
    Total revenue.........................      5,645     9,852          11,553    26,693
                                              -------   -------         -------   -------
Cost of revenue:
 Outsourcing services.....................      1,977     2,444           6,410     6,847
 License..................................         40       155              40       430
 Other services...........................        816     1,280           1,994     3,606
                                              -------   -------         -------   -------
    Total cost of revenue.................      2,833     3,879           8,444    10,883
                                              -------   -------         -------   -------
Gross profit..............................      2,812     5,973           3,109    15,810
                                              -------   -------         -------   -------
Operating expenses:
 Sales and Marketing......................        668     2,197           2,051     5,615
 Research and development.................      1,506     1,975           4,267     5,578
 General and administrative...............        763     1,053           2,218     2,853
                                              -------   -------         -------   -------
    Total operating expenses..............      2,937     5,225           8,536    14,046
                                              -------   -------         -------   -------
    Income (loss) from operations.........       (125)      748          (5,427)    1,764
                                                                        -------   -------
Interest (expense) income, net............        (77)      462            (176)      482
                                              -------   -------         -------   -------
 Income (loss) before income taxes
    and minority interest.................       (202)    1,210          (5,603)    2,246
Provision (benefit) for income taxes......         (1)       50            (205)      222
Minority interest in consolidated
   subsidiary.............................         (5)        6              15       (14)
                                              -------   -------         -------   -------
 Net income (loss)........................    $  (206)  $ 1,166         $(5,383)  $ 2,010
                                              =======   =======         =======   =======
Pro forma net income (loss) per share(1)..     $(0.02)    $0.07          $(0.51)    $0.14
                                              =======   =======         =======   =======
Weighted average common and common
 equivalent shares outstanding(1).........     11,083    16,228          10,539    13,910
                                              =======   =======         =======   =======

(1) The weighted average number of common and common equivalent shares outstanding during the period includes the effect of the assumed conversion of all convertible preferred stock as of the beginning of all periods presented.

PERITUS REPORTS RESULTS FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 1997

                         PERITUS SOFTWARE SERVICES, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEET
                                 (in thousands)
                                   (unaudited)
                                                      December 31,   September 30,
                                                          1996           1997
                                                      -------------  ------------
ASSETS

Cash..................................................     $ 7,388        $46,292
Accounts receivable...................................       4,163          7,169
Costs and estimated earnings in excess of billings
 on uncompleted contracts.............................       3,595          1,619

Prepaid expenses and other current assets.............         119            570
                                                           -------        -------
 Total current assets.................................      15,265         55,650
Property and equipment and other assets...............       2,460          3,156
                                                           -------        -------
                                                           $17,725        $58,806
                                                           =======        =======
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Accounts payable......................................     $   497        $   912
Accrued expenses......................................       2,087          2,604
Deferred revenue......................................       3,262          1,382
Other current liabilities.............................       1,201          1,004
                                                           -------        -------
 Total current liabilities............................       7,047          5,902

Long-term debt and other liabilities..................       1,693            751
Redeemable convertible preferred stock and
 common stock right...................................      12,287             --
Stockholders' equity (deficit)........................      (3,302)        52,153
                                                           -------        -------
                                                           $17,725        $58,806
                                                           =======        =======